EXHIBIT NO. 99. (i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 71 to the Registration Statement (the “Registration Statement”) of MFS Series Trust II (the “Trust”) (File Nos. 33-7637 and 811-4775), of my opinion dated March 28, 2018, appearing in Post-Effective Amendment No. 60 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 28, 2018.

 /s/AMANDA S. MOORADIAN

 Amanda S. Mooradian

 Vice President and Senior Counsel

Boston, Massachusetts

March 27, 2026